SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2008

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Xingu Plaza, 9 Beisihuanxi Road, Suite 1708
Haidan District, Beijing 100080 PRC
(Address of Principal Executive Offices)

+86 10 82525301
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” or the “Registrant” refer to China Advanced Construction Materials Group, Inc., a Delaware corporation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 1, 2008, the Board of Directors appointed Mr. Yi (Alex) Yao as our Chief Financial Officer.

Yi (Alex) Yao, Chief Financial Officer

Alex Yao is appointed as Chief Financial Officer of the registrant from May 1, 2008 and also serves as its Vice President of Finance. From August 2007 to March 2008, Mr. Yao served as Director of Investment and Development for China Housing & Land Development Inc., a developer of residential and commercial properties based in Xi’an, China, where he was responsible for the company’s private placement and project joint venture financings. From April 2006 to July 2007, Mr. Yao served as Financial Controller of CompuPacific International Inc., a Detroit, U.S.-based IT-enabled services company with outsourced processing centers in China, where he was responsible for overall financial planning and management, China and US GAAP compliant financial reporting, M&A activities and venture capital financing. From December 2004 to April 2006, Mr. Yao was the Assistant Manager of Financial Reporting for Midway Games, Inc., a NYSE-traded leading multinational developer, publisher and marketer of interactive entertainment software, where he was responsible for implementing procedures for SEC reporting requirements related to SFAS123(R). From June 2002 to December 2004, he was the Senior Financial Accountant for Minuteman International, Inc., a NASDAQ-traded full-line manufacturer of industrial and commercial cleaning equipments and chemical products headquartered in Chicago, U.S., where he was responsible for preparing quarterly and annual financial reports and SEC filings. While working in Chicago, Mr. Yao attended the part-time MBA program at the University of Chicago.

Mr. Yao received a Bachelor’s degree in Economics from Beijing University in Beijing, China, in 1997, a Master’s degree in Economics in 1999 and a Master of Accountancy degree in 2001, both from the University of Missouri in Columbia, Missouri and passed the Uniform CPA test on the first attempt in 2001.

Employment Agreement

On May 1, 2008, we entered into a two year employment agreement with Mr. Yao such that he will serve as our Chief Financial Officer and Vice President of Finance. The Agreement provides for a monthly salary for the first year of employment of $4,273 and for the second year of employment of $5,698. As additional compensation for providing the services, the Company shall issue to the Mr. Yao a total of sixty five thousand (65,000) shares of the Company’s common stock, par value $.001 for services the Executive renders to the Company during the Initial Term. The shares become fully vested after one year from date of grant (the “Vesting Period”) and shall be subject to forfeiture in the event of termination of this Agreement by either party prior to the end of the Vesting Period

A copy of this Agreement is included in this Current Report as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits.

(d)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement with Alex Yao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

Date: May 7, 2008	By:	/s/ Xianfu Han
Xianfu Han
Chief Executive Officer